UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2021

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15915 Katy Freeway, Suite 450, Houston, Texas, 77094

(Address of principal executive offices)

(210) 998-4035

(Registrant’s telephone number, including area code)

1415 Louisiana, Suite 3500, Houston, Texas 77002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2021, Camber Energy, Inc. (“Camber” or the “Company”) entered into a Securities Purchase Agreement (the “Viking Purchase Agreement”) with Viking Energy Group, Inc., Camber’s majority-owned subsidiary (“Viking”), to be considered effective as of December 31, 2020, to acquire an additional 145,384,615 shares of Viking common stock in consideration of (i) Camber issuing 1,890 shares of Camber’s Series C Redeemable Convertible Preferred Stock (the “Series C Shares”) to EMC Capital Partners, LLC (“EMC”), one of Viking’s lenders which holds a secured promissory note issued by Viking to EMC in the original principal amount of $20,869,218 in connection with Viking’s purchase of oil and gas assets on or about February 3, 2020 (the “EMC Note”); and (ii) EMC considering the EMC Note paid in full and cancelled pursuant to the Cancellation Agreement described below.

Simultaneously, on January 8, 2021, Camber entered into a Stock Purchase Agreement (with “EMC Purchase Agreement”) with EMC, to be considered effective as of December 31, 2020, pursuant to which Camber would issue 1,890 shares of Camber’s Series C Redeemable Convertible Preferred Stock to EMC, and (ii) EMC would enter into the Cancellation Agreement with Viking to cancel the EMC Note. At the same time, Viking entered into a Cancellation Agreement with EMC (the “Cancellation Agreement”), to be considered effective as of December 31, 2020, pursuant to which Viking agreed to pay $325,000 to EMC, and EMC agreed to cancel and terminate in the EMC Note and all other liabilities, claims, amounts owing and other obligations under the Note.

The foregoing descriptions of the Viking Purchase Agreement and EMC Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Viking Purchase Agreement and EMC Purchase Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated in this Item 1.01 by reference in their entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03. The Series C Shares were sold to EMC in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the issuance did not involve a public offering.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Securities Purchase Agreement, by and between Camber Energy, Inc. and Viking Energy Group, Inc., dated December 31, 2020
10.2*	Securities Purchase Agreement, by and between Camber Energy, Inc. and EMC Capital Partners, LLC, dated December 31, 2020

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

Date: January 13, 2021	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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